Exhibit 23.4

CONSENT OF PETERSON RISK CONSULTING

We hereby consent to (i) the references to us in the form and context in which they appear, or are incorporated by reference, in this Post-Effective Amendment No. 1 on Form S-8 (No. 33-34694); Post-Effective Amendment No. 2 on Form S-8 (No. 333-25945); Post-Effective Amendment No. 2 on Form S-8 (No. 33-59739); Post-Effective Amendment No. 1 on Form S-8 (No. 333-77125); Post-Effective Amendment No. 1 on Form S-8 (No. 333-88912); Post-Effective Amendment No. 1 on Form S-8 (No. 333-101524); Post-Effective Amendment No. 2 on Form S-8 (No. 333-119308); and Post-Effective Amendment No. 1 on Form S-8 (No. 333-134592) of Foster Wheeler AG, and (ii) the use of or reliance on the information contained in our report to Foster Wheeler Ltd. (the “Company”) to assist the Company in setting forth an estimate of the Company’s asbestos insurance assets in such registration statement or the documents incorporated by reference therein.

January 30, 2009

Peterson Risk Consulting

By:	/s/ Patrick J. McGrath
Name: PATRICK J. MCGRATH
Title: MANAGING DIRECTOR